EXHIBIT 10.38

Consulting Agreement
August 11, 2006
Page 1 of 1
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August 11, 2006


Mr. David Brooks & Mr. Kevin Yates

Dear David and Kevin,

         This letter sets forth an agreement (the "Agreement") between Power2Ship, Inc., its affiliates and assigns (the "Company") and Kevin Yates / David Brooks related to your providing various consulting services ("Consulting Services") to the Company. The term of this Agreement shall be twelve (12) months commencing on August, 1, 2006 with an option to be extended for six (6) months. This Agreement shall be binding upon both the Company and yourselves.

         Pursuant to the Agreement, you shall provide business advisory services to the Company, including but not limited to: strategic evaluation, planning and advice; fund-raising support; sales and marketing support; contract negotiation; and business development. You may provide the aforementioned services from any location and in any form (i.e., oral, written, electronic, etc.) that you deem appropriate. Additionally, all reasonable business expenses shall be reimbursed in accordance with established Company policy.

         In consideration for providing the Consulting Services, the Company shall pay each of you an annual fee of $100,000, Upon the Company's receipt of $500,000 the Company will pay each of you a $10,000 portion of the annual fee. Upon the receipt of an additional $2,000,000 the Company will pay each of you an additional $40,000 portion of the annual fee and the remaining $50,000 of the annual fee will be paid in equal monthly installments through August 15, 2007. In the event you agree to become an executive of the Company, the balance of your annual fee will be paid upon the execution of your employment agreement

         All terms of this agreement are contingent upon the successful completion of funding of Power2Ship.


         Power2Ship, Inc.



/s/ Richard Hersh                                    /s/ David Brooks
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Richard Hersh                                            David Brooks
Chairman & CEO

                                                     /s/ Kevin Yates
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                                                         Kevin Yates